SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                   1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[    ]    Preliminary Proxy Statement
[    ]    Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
[ x  ]    Definitive Proxy Statement
[    ]    Definitive Additional Materials
[    ]    Soliciting material Pursuant to 240.14a-11(c) or 240.14a-12

                        ENNIS BUSINESS FORMS, INC.
             (Name of Registrant as Specified In Its Charter)

                        ENNIS BUSINESS FORMS, INC.
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ x  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  14a-
         6(i)(2) or Item 22(a)(2) of Schedule 14A.
[    ]  $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
[    ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
        1) Title of each class of securities to which transaction applies:
        2) Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing  fee  is calculated and state how it was determined):
        4) Proposed maximum aggregate value of transaction:
        5) Total fee paid:
           [    ]  Fee paid previously with preliminary materials.
           [    ]  Check  box  if  any part of the fee is offset  as  provided by Exchange act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
                   Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                   1)  Amount Previously Paid:
                   2)  Form, Schedule or Registration Statement No.:
                   3)  Filing Party:
                   4)  Date Filed:



                        Ennis Business Forms, Inc.
                             107 North Sherman
                            Ennis, Texas 75119


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held June 20, 1996


To the Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ennis Business Forms, Inc., a Texas corporation (the "Company"), will be held in the Stationmaster Room, Union Station at Hyatt Regency Hotel, 400
S. Houston Street, Dallas, Texas at 10:00 a.m., Central Daylight Time, on Thursday, June 20, 1996 for the following purposes:

       1. To elect three directors for terms ending in 1999;

       2. To consider the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending February 28, 1997; and

       3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 15, 1996 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof.

      If you do not expect to be present at the meeting, please date and sign the enclosed form of Proxy and return it promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

      A  copy  of  the  Company's Annual Report for the fiscal  year  ended
February   29,  1996,  which  contains  financial  statements   and   other
information of interest to shareholders, is being mailed to you herewith.



                              By Order of the Board of Directors,




                                     HARVE CATHEY
                                        Secretary

Ennis, Texas
May 15, 1996


                        Ennis Business Forms, Inc.
                             107 North Sherman
                            Ennis, Texas 75119
                         Telephone (214) 872-3100


                              PROXY STATEMENT
                                    For
                      ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held June 20, 1996
               First Mailed to Shareholders on May 15, 1996



      The holders of the Company's Common Stock of record at the close of business on April 15, 1996 are entitled to vote at the Annual Meeting of Shareholders, which will be held on June 20, 1996. A form of Proxy is enclosed for use at such meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED. THE PROXY MAY BE REVOKED BY WRITTEN INSTRUCTION ADDRESSED TO THE SECRETARY OF THE COMPANY, OR IF A SHAREHOLDER ATTENDS THE MEETING AND WISHES TO VOTE HIS SHARES IN PERSON HE MAY SO DIRECT THE PROXY JUDGES EITHER IN WRITING OR ORALLY.

      The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and form of Proxy and the cost, which is estimated to be nominal, of further solicitation hereinafter referred to, is to be borne by the Company. In addition to the use of the mails, it may be necessary to conduct some solicitation by telephone, facsimile machine or personal interview. Any such solicitation will be done by the directors, officers and regular employees of the Company; and, in addition, banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy soliciting material to their principals to obtain authorization for the execution of proxies on their behalf. The Company will not pay such persons any compensation for soliciting proxies, but such persons will be reimbursed by the Company for their out-of-pocket expenses incurred in connection therewith.


               OUTSTANDING VOTING SECURITIES OF THE COMPANY

     At the close of business on April 15, 1996, the Company had issued and outstanding 16,439,246 shares of Common Stock, each share being entitled to one vote. No other class of stock was then or is now outstanding.

                          PRINCIPAL SHAREHOLDERS

      The following persons own more than five percent of the outstanding voting securities of the Company:
                                           Amount and
                                           Nature of
                  Name and Address of      Beneficial    Percent
Title of Class    Beneficial Owner         Ownership     of Class

 Common        First  Interstate Bank      937,984         5.7
 Stock         of Texas, N.A.              shares
               Ross At Field
               P. O. Box 650291
               Dallas, Texas  75265-0291

               Trustee for:
               *Ennis Business Forms Employee Stock Ownership Plan

*This  Plan  has  "pass through" voting rights to the participants  in  the
 Plan. Any shares for which voting instructions are not received by the Trustee may be voted by the Trustee. The Trustee has sole power to dispose of or distribute the shares only in accordance with the respective provisions of the Plan.

      The following table lists, as of the close of business on April 15, 1996, the Company's stock beneficially owned by each director, each of the most highly compensated executive officers, and all directors and executive officers as a group:
                                Common Stock Beneficial Ownership
                                Number of Shares
                                     Obtainable              Percent of
                          Directly  Through Stock            Outstanding
      Name/Group           Owned   Option Exercise Total@    Shares
   Harry M. Cornell, Jr.  27,750        --         27,750       *
   James B. Gardner       10,125        --         10,125       *
   Harold W. Hartley      28,350        --         28,350       *
   Kenneth A. McCrady    242,884      41,250      284,134      1.7%
   Robert L. Mitchell     59,581      22,500       82,081       *
   Thomas R. Price         1,500        --          1,500       *
   Charles F. Ray         40,218      29,250       69,468       *
   Pat G. Sorrells       322,500        --        322,500      2.0%
   Ewell L. Tankersley     2,625        --          2,625       *
   Harve Cathey           18,000       9,109       27,109       *
   Al Lemieux              3,098       8,594       11,692       *
   Nelson Ward             --          7,375        7,375       *
   All Directors and Executive
     Officers as a Group
      (12 persons)       756,631     118,078      874,709      5.3%

      @Excludes indirect contingent interests of directors and executive officers in shares held by First Interstate Bank of Texas, N.A. as Trustee under the Plan identified above.
   *  Indicates less than 1%.

      Except as set forth above, management of the Company is not aware of any other person or group of persons which owns in excess of 5% of the outstanding Common Stock. Management is not aware of any change in control of the Company which has taken place since the beginning of the last fiscal year and is not aware of any contractual arrangements or pledges of securities the operation of the terms of which may at a subsequent date result in a change in control of the Company.


                           ELECTION OF DIRECTORS

      The proxies named in the accompanying form of Proxy have been designated by the Board of Directors, and they intend to vote for the election of the persons named below to the Board of Directors. All of the nominees have previously been elected by the shareholders. Should any of the nominees become unavailable for any reason, the shares represented by proxy will be voted for an alternate nominee who will be designated by management of the Company. Management has no reason to believe that any of the nominees will be unavailable for election or service as a director.

      The following table sets forth certain information concerning each nominee and continuing director. Except as set forth therein, none of the nominees or continuing directors is an officer or director of any other publicly-owned corporation or entity.

                                                            Year in Which
Name of Nominee or        Background and                     Service as a
Continuing Director    Stock Beneficially Owned        Age  Director Began

              NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 1999

Harry M. Cornell, Jr.
        Chairman of the Board, Chief Executive Officer 67      1973
        and Director of Leggett & Platt, Inc.,
        Carthage, Missouri for more than the past five years. Director of Mercantile
        Bancorporation, St. Louis, Missouri.
        Beneficial owner of 27,750 shares.

James B. Gardner
        Managing Director of Service Asset Management  61      1970
        Company, a financial services firm, since May
        1994.  President and Chief Executive Officer,
        Pacific Southwest Bank, F.S.B. from November
        1991. Chairman of the Board and President of Elm Interests, Inc., from August 1990. Served from July 1987 to August 1990 as an executive officer of either Bank One, Texas, N.A., MBank
        Dallas, N.A. or the Deposit Insurance Bridge
        Bank organized to acquire MBank Dallas, N.A.
        Mr. Gardner has also been a director of Century
        Telephone Enterprises, Inc. since 1981.
        Beneficial owner of 10,125 shares.

Charles F. Ray
       President and Chief Operating Officer of the    52      1987
        Company. Mr. Ray was elected to his current position in January 1990. Prior to that he served as Executive Vice President of the Company from June 1986, and he has been continuously employed by the Company since
        June 1964.  Beneficial owner of 75,412 shares.*






                                                            Year in Which
Name of Nominee or        Background and                     Service as a
Continuing Director    Stock Beneficially Owned        Age  Director Began

        CONTINUING DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 1997

Robert L. Mitchell
        Retired President and Chief Operating Officer  62      1985
        of the Company. Mr. Mitchell retired in December 1989. Prior to that, he served as President and Chief Operating Officer of the
        Company from April 1985, and was continuously employed by the Company from May 1969.
        Beneficial owner of 82,081 shares.

Thomas R. Price
        Owner and President of Price Industries, Inc., 57      1989
        Ennis, Texas. Mr. Price has been engaged in his present occupation since 1975. Beneficial owner of 1,500 shares.

Ewell L. Tankersley
        Ranching and Investments.  Since his           63      1988
        retirement from KPMG Peat Marwick LLP
        (formerly Peat, Marwick, Mitchell & Co.) in
        June 1985, Mr. Tankersley has engaged in the business of ranching, private investing, and, until early 1992, in the private consulting business. Mr. Tankersley served as an audit partner with KPMG Peat Marwick LLP from
        1966 until his retirement in 1985.
        Beneficial owner of 2,625 shares.


        CONTINUING DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 1998

Harold W. Hartley
        Retired.  Mr. Hartley has been retired since   72      1971
        December 1986. Prior to that, he served as a Consultant to Tenneco Financial Services,
        Inc. from June 1984.  Beneficial owner of
        28,350 shares.

Pat G. Sorrells
        Rancher and Private Investor.                  57      1995
        Mr. Sorrells has been engaged in the ranching and private investment business for more than five years. Mr. Sorrells previously served as a director of the Company from June 1982 to April 1989.
        Beneficial owner of 322,500 shares.





                                                            Year in Which
Name of Nominee or        Background and                     Service as a
Continuing Director    Stock Beneficially Owned        Age  Director Began

Kenneth A. McCrady
        Chairman of the Board and Chief Executive      65      1971
        Officer of the Company. Mr. McCrady has served in his present position since April
        1985, and has been continuously employed by the Company since 1970.
        Beneficial owner of 304,893 shares.*+


*Includes 20,759 shares held for Mr. McCrady by the Trustee under the Plan described under "Principal Shareholders"; and 5,944 shares held for Mr. Ray.

 +Does not include 50,625 shares held in trusts for which Mr. McCrady is Trustee and in which he claims no beneficial ownership.


                            BOARD COMPENSATION

      Non-employee directors receive an annual $14,400 retainer plus $1,000 for each board meeting attended and $1,000 for each committee meeting attended other than in conjunction with a board meeting. Travel and accommodation expenses of directors incurred with respect to board and committee meetings are also reimbursed by the Company. Members of the board who are officers of the Company or its subsidiaries do not receive any fees for serving on the board of directors or its committees.

Meetings of Board and Committees
      The Company's board held four meetings during the fiscal year ended February 29, 1996. The board's audit, executive compensation and stock option and nominating committees each held two meetings. One director was unable to attend one meeting. No committee members missed a meeting.

Committees of the Board

      Audit Committee. This committee meets with the independent certified public accountants twice a year to review the annual audit plan and the results of their audit examination The committee reviews the effectiveness of the Company's internal control policies and procedures and considers any issues raised by the independent certified public accountants. The committee currently consists of Mr. Tankersley (Chairman), Mr. Hartley and Mr. Mitchell.

      Executive  Compensation  and Stock Option Committee.   See  Executive
Compensation for a discussion of the purpose of the Committee and the names of the Directors who serve on this Committee.

       Nominating Committee. This committee considers and makes recommendations to the board regarding any nominee submitted for election to the board, whether submitted by management, by other members of the board or by shareholders. Although no nominee has ever been submitted by shareholders, in the event any shareholder wishes to nominate a candidate for director, the board of directors, through this committee, would consider such a nomination upon receipt of a written nomination, including the business history of the candidates, mailed to the attention of the board of directors or upon an oral presentation of the candidate's qualifications to the board or the committee. The committee currently consists of Mr. Cornell (Chairman), Mr. Sorrells and Mr. Tankersley.

                          EXECUTIVE COMPENSATION

Board Compensation Committee Report

      The Executive Compensation and Stock Option Committee of the Board of Directors is composed of the three non-employee directors listed below. Under the supervision of the Committee, the Company develops and implements compensation plans for the Company's executive officers. The Committee sets the salaries and bonuses of the Chief Executive Officer and the Chief Operating Officer, reviews and approves salary changes and bonus plans for other Company executive officers, administers the Company's stock option plan, and approves stock option grants for officers and key employees. The decisions of the committee with respect to the compensation of the executive officers are submitted to and subject to ratification by the Board of Directors prior to implementation.

Philosophy
     The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance, and thereby increase shareholder value. The Company believes stock ownership by employees strengthens the mutual interest of the Company and its shareholders, and therefore it has implemented an employee stock ownership plan which covers all Company employees and an incentive stock option plan for officers and key employees. The Company historically has valued and rewarded sustained performance, and has designed its compensation programs to achieve this goal. Maintaining competitive compensation levels in order to attract and retain executives who bring valuable experience and skills to the Company is a fundamental consideration within the overall philosophy.

Compensation Structure
      The annual compensation of the executive officers consists of an annual salary and participation in a cash bonus plan based on sales and earnings in relation to predetermined targets approved by the Committee. Discretionary cash bonuses are sometimes paid to executive officers based on performance in relation to other objectives.

       Long-term compensation of executive officers consists of participation, along with all Company employees, in an employee stock ownership plan and options granted under an incentive stock option plan in which Company officers and key employees participate. No stock options were granted in the fiscal year ended February 29, 1996.

     All other compensation of executive officers consists of participation in a defined benefit retirement plan and income protection plans which provide death and disability benefits to key employees.

Executive Officer Compensation
      To ensure competitive levels of compensation, the Compensation Committee sets executive officer salaries by reference to salary range midpoints recommended to the Company by Hay Management Consultants in a study performed in 1987 and adjusted annually by the Company for changes in the Consumer Price Index. The midpoints adopted by the Company approximate the 10th percentile of the base salary practices of the approximately 500 industrial companies included in the Hay Compensation Comparison in July 1987. Hay Management Consultants is a nationally recognized compensation consulting firm. The Committee has determined that salaries set at these levels attract and retain career-oriented employees who perform successfully within the Company's compensation policy, which emphasizes broad-based compensation plans that reward sustained performance.

       Stock   options   are  granted  periodically  to  reward   sustained
performance, to motivate officers and key employees to continue to build shareholder value, and to increase employee stock ownership.

Chief Executive Officer and Chief Operating Officer Compensation
      In setting the salary and periodic stock option grants of the Chief Executive Officer, the Compensation Committee considers the Company's degree of success in achieving acceptable financial results and expanding business operations through internal development and strategic acquisitions.

      At the June 1995 annual Directors meeting, the Compensation Committee established the Chief Executive Officer's salary for the following twelve months at $180,000, the same rate which had been in effect since June 1991. The committee believes that it could reasonably have justified a higher salary for the Chief Executive Officer, since his salary is 85% of the maximum for his position in the Company's salary administration system; however, the Chief Executive Officer has formally requested for personal reasons that his annual compensation not be increased above the level set by the Committee at its June 1991 annual meeting and that he not participate in any bonus plan other than the Employee Stock Ownership Plan in which all Company employees participate.

      In  setting  the salary and the discretionary bonus, if any,  of  the
Chief Operating Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer, which are based on an evaluation of the performance of the Chief Operating Officer in relation to his objectives and the position of his salary in relation to the midpoint.

      At the June 1995 annual Directors meeting, the Compensation Committee established the Chief Operating Officer's salary for the following twelve months at the annual rate of $150,600, which represented no change from the prior year. No performance bonus was paid to the Chief Operating Officer for the year ended February 29, 1996. The Chief Operating Officer earned performance bonuses of $30,120 and $18,395, respectively, under cash bonus plans for all executive officers (other than the Chief Executive Officer) based on sales and earnings for the years ended February 28, 1995 and 1994 in relation to predetermined targets approved by the Committee.

      The Compensation Committee believes the actions taken regarding executive compensation were appropriate in view of individual and corporate performance.

     James B. Gardner - Chairman   Harold W. Hartley   Pat G. Sorrells




                       SUMMARY COMPENSATION TABLE *
                                                     Long-Term
                                                    Compensation
                                                      Awards
                                                     Number of
                       Annual                        Securities
Name and               Compensation (b)              Underlying   All Other
Principal Position(a)  Year    Salary   Bonus Other   Options   Compensation(c)

 Kenneth A. McCrady    1996   $180,000    --     --      --        $12,352
 Chairman of the Board 1995    180,000    --     --      --         11,936
 and Chief Executive   1994    180,000    --     --    5,000        11,521
 Officer

 Charles F. Ray        1996   $150,600    --     --      --          3,537
 President and Chief   1995    147,326 $30,120   --      --          3,418
 Operating Officer     1994    139,439  18,395   --    5,000         3,299

 Harve Cathey          1996   $ 92,000    --     --      --          3,938
 Vice President -      1995     89,092 $18,400   --      --          3,806
 Finance and Secretary

 Al Lemieux            1996   $ 90,500    --     --      --          2,033
 Vice President -      1995     86,465 $18,100   --      --          1,965
 Manufacturing

 Nelson Ward           1996   $ 90,100    --     --      --          4,926
 Vice President -      1995     84,078 $18,020   --      --          4,760
 Sales and Marketing


  * There were no Restricted Stock Awards, SARs or LTIP Payouts during the three most recent fiscal years.

 (a) This table includes all executive officers whose compensation exceeds $100,000 for the applicable fiscal years.
 (b) All amounts are for fiscal years ended February 28 or 29.
 (c) Amounts under "All Other Compensation" represent
   dividend pass-through payments from the Company's Employee Stock Ownership Plan. The Employee Stock Ownership Plan was approved by the shareholders on May 29, 1975. Approximately 1,300 directors, officers and employees of the Company and its subsidiaries are eligible to participate. Contributions may be made in the Company's Common Stock or in cash which must be invested by the Trustee in Common Stock of the Company within 30 days of the contribution. There were no contributions to the Plan for any officer or director during the three most recent fiscal years.




              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES

                       Number of Securities
                       Underlying Unexercised     Value of Unexercised In-
                         Options at Fiscal           The-Money Options
                              Year End               at Fiscal Year End
Name                Exercisable Unexercisable   Exercisable  Unexercisable

Kenneth A. McCrady    41,250          --          $5,000        $   --

Charles F. Ray        29,250          --           3,000        $   --

Harve Cathey           9,109          --             703        $   --

Al Lemieux             8,594          --             281        $   --

Nelson Ward            7,375          --           1,125        $   --


  Note: No shares were acquired upon the exercise of a stock option during the last fiscal year.





                          PENSION PLAN TABLE (1)


                                                 Years of Service

Remuneration                       15       20       25      30       35

 $125,000                      $19,392  $25,856  $32,321  $38,785 $45,249
  150,000                       24,080   32,106   40,133   48,160  56,186
  175,000                       28,767   38,356   47,946   57,535  67,124
  200,000                       33,455   44,606   55,758   66,910  78,061



(1) The Company has a noncontributory retirement plan which covers substantially all of the employees of the Company and certain of its subsidiaries. The plan provides for retirement benefits on a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, length of service and a normal retirement age of sixty-five. All forms of remuneration, including overtime, shift differentials and bonuses, are covered by the plan. However, due to restrictions imposed by the Revenue Reconciliation Act of 1993, effective March 1, 1994 the maximum annual compensation covered by the plan is limited to $150,000. Future years maximum can be increased for inflation. The table above sets forth approximate annual retirement benefits that would be received under the plan, computed on the basis of the specified average annual earnings and years of service.

   The number of full years of continuous service as of February 29, 1996 for Mr. McCrady, Mr. Ray, Mr. Cathey, Mr. Lemieux and Mr. Ward were, 25, 32, 26, 20 and 24, respectively.




                   FIVE-YEAR PERFORMANCE COMPARISON (1)

     The graph below provides an indicator of cumulative total shareholder returns for the Company compared with the S&P 500 Stock Index and a Peer Group (2).


                        2/28/91  2/29/92  2/28/93  2/28/94  2/28/95  2/29/96
S & P 500 Stock Index      $100     $116     $128     $139     $149     $201
Ennis Business Forms, Inc. $100     $140     $132     $119     $111     $ 95
Peer Group                 $100     $111     $111     $135     $136     $177

      Assumes $100 invested on February 28, 1991 in Ennis Business Forms, Inc. Common Stock, the S&P 500 Index and Peer Group Common Stock.

     Total shareholder returns assume reinvestment of dividends.





(1)The data to prepare this performance comparison was obtained from Standard & Poor's Compustat Services, Inc.

(2)The Peer Group consists of the following publicly-held business forms manufacturers: Moore Corporation, The Standard Register Company, Wallace Computer Services, Inc., American Business Products, Inc., Duplex Products, Inc., New England Business Services, Inc., The Reynolds & Reynolds Company, and Ennis Business Forms, Inc.


                           CERTAIN TRANSACTIONS

      There were no significant transactions between the Company and any directors or officers during the past fiscal year.

                           SELECTION OF AUDITORS

      Independent auditors are to be selected at the meeting and it is intended that persons named in the accompanying form of Proxy will vote for KPMG Peat Marwick LLP, Certified Public Accountants, who have served continuously as auditors of the Company since fiscal 1959. The members of the Audit Committee of the Board of Directors, Messrs. Hartley, Mitchell, and Tankersley, join with the remaining members of the Board of Directors in recommending the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending February 28, 1997. Representatives of the firm will be present at the annual meeting of shareholders to answer questions and to make any statements they wish to make regarding the Company's financial statements. Ratification of the selection of auditors requires the affirmative vote of the holders of a majority of the shares voting at the annual meeting.

                               MISCELLANEOUS

     Management is not aware of any other matters that may be presented for action at the meeting. In the event that any other matters should be presented at the meeting for which a vote may properly be taken, the enclosed form of Proxy will be voted in such manner as the persons named in the Proxy shall in their discretion determine.

      The Company will upon written request furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended February 29, 1996 filed with the Securities and Exchange Commission. Such written request should be directed to Mr. Harve Cathey, Secretary, Ennis Business Forms, Inc., 107 North Sherman, Ennis, Texas 75119.

      If you do not expect to attend the meeting, please date, sign and return the Proxy at your earliest convenience. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated as it will save the expense of further mailing.

                           SHAREHOLDER PROPOSALS

      In order for proposals of shareholders to be considered for inclusion in the proxy statement and form of Proxy for the 1997 Annual Meeting of Shareholders, such proposals must be received by the Secretary of the Company no later than 120 days in advance of May 15, 1997.

                                    By Order of the Board of Directors



                                         Kenneth A. McCrady
                                             Chairman

Ennis, Texas
May 15, 1996

SIDE ONE OF THE PROXY CARD TO FOLLOW

ENNIS BUSINESS FORMS, INC.         This Proxy is Solicited on Behalf of the
                                   Board of Directors
107 N. Sherman Street                     PROXY
Ennis, Texas  75119
                                   The  undersigned hereby appoints Kenneth
                                   A.  McCrady,  Charles F. Ray  and  Harve
                                   Cathey,  or anyone or more of  them,  as
                                   Proxies, each with the power to  appoint
                                   his  substitute,  and hereby  authorizes
                                   them  to  represent  and  to  vote,   as
                                   designated  below,  all  the  shares  of
                                   common  stock  of Ennis Business  Forms,
                                   Inc.  held  of record by the undersigned
                                   at  the  close of business on April  15,
                                   1996   at   the   annual   meeting    of
                                   shareholders to be held June 20, 1996 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   FOR all nominees listed         WITHHOLD AUTHORITY
   (except as marked below)        to vote for all nominees listed below

                         For Term Ending in 1999 -
        Harry M. Cornell, Jr., James B. Gardner, and Charles F. Ray (INSTRUCTIONS: To withhold authority to vote for any individual nominee write the nominee's name on the space provided below)

2. Proposal to approve the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending February 28, 1997.

                FOR            AGAINST            ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                FOR            AGAINST            ABSTAIN

       (Continued and to be signed and dated on the other side)

SIDE TWO OF THE PROXY CARD TO FOLLOW

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 2 and in the Proxies' discretion on matters arising under 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, etc., please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                        Signature



                                        Signature if held jointly

                                        DATED                       , 1996


                                        PLEASE MARK, SIGN, DATE AND RETURN
                                        THE PROXY CARD PROMPTLY USING THE
                                        ENCLOSED ENVELOPE